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                                                                    EXHIBIT 99.2


                   CERTIFICATION OF ANNUAL REPORT ON FORM 10-K
                            OF PRIVATE BUSINESS, INC.
                      FOR THE YEAR ENDED DECEMBER 31, 2002

The undersigned hereby certifies, pursuant to 18 U.S.C. Section 906 of the Sarbanes-Oxley Act of 2002, that, to the undersigned's best knowledge and belief, the Annual Report on Form 10-K for Private Business, Inc. ("Issuer") for the period ending December 31, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"):

          a) fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

          b) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Issuer.

         This Certification accompanies the Annual Report on Form 10-K of the Issuer for the year period ended December 31, 2002.

         This Certification is executed as of April 11, 2003.



                                            /s/ Gerard M. Hayden, Jr.
                                            -----------------------------------
                                            Gerard M. Hayden, Jr.
                                            Chief Financial Officer







A signed original of this written statement required by Section 906 has been provided to Private Business, Inc. and will be retained by Private Business, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.